Exhibit 99.1

PerkinElmer Announces Financial Results for the Fourth Quarter and Full Year 2019

  4Q Revenue of $805.5 million; 6% reported growth; 5% organic growth
  4Q GAAP EPS from continuing operations of $0.58; Adjusted EPS of $1.35
  4Q GAAP operating income margin of 17.2%; Adjusted operating income margin from continuing operations of 23.9%
  Initiates FY20 GAAP EPS guidance range of $2.89 to $2.99 from continuing operations; Adjusted EPS guidance of $4.50 to $4.60; FY20 Revenue of $3.05 billion to $3.09 billion; 6-7% reported growth; 5-6% organic growth
  Initiates 1Q20 GAAP EPS guidance of $0.33 from continuing operations; Adjusted EPS guidance of $0.70; 1Q20 Revenue of $700 million; 8% reported growth; 6% organic growth

WALTHAM, Mass.--(BUSINESS WIRE)--January 27, 2020--PerkinElmer, Inc. (NYSE: PKI), a global leader committed to innovating for a healthier world, today reported financial results for the fourth quarter and full year ended December 29, 2019.

Fourth Quarter 2019
The Company reported GAAP earnings per share from continuing operations of $0.58, as compared to GAAP earnings per share from continuing operations of $0.64 in the fourth quarter of 2018. GAAP revenue for the quarter was $805.5 million, as compared to $756.3 million in the fourth quarter of 2018. GAAP operating income from continuing operations for the quarter was $138.2 million, as compared to $115.7 million for the same period a year ago. GAAP operating profit margin was 17.2% as a percentage of revenue, as compared to 15.3% in the fourth quarter of 2018.

Adjusted earnings per share from continuing operations for the quarter was $1.35, as compared to $1.18 in the fourth quarter of 2018. Adjusted revenue for the quarter was $805.7 million, as compared to $756.5 million in the fourth quarter of 2018. Adjusted operating income from continuing operations for the quarter was $192.3 million, as compared to $164.3 million for the same period a year ago. Adjusted operating profit margin was 23.9% as a percentage of adjusted revenue, as compared to 21.7% in the fourth quarter of 2018.

Full Year 2019
The Company reported GAAP earnings per share from continuing operations of $2.04, as compared to GAAP earnings per share from continuing operations of $2.13 in 2018. GAAP revenue for the year was $2.88 billion, as compared to $2.78 billion in 2018. GAAP operating income from continuing operations for the year was $362.0 million, as compared to $323.9 million in 2018. GAAP operating profit margin was 12.6% as a percentage of revenue, as compared to 11.7% in 2018.

Adjusted earnings per share from continuing operations for the year was $4.10, as compared to $3.61 in 2018. Adjusted revenue for the year was $2.88 billion, as compared to $2.78 billion in 2018. Adjusted operating income from continuing operations for the year was $596.0 million, as compared to $527.1 million in 2018. Adjusted operating profit margin was 20.7% as a percentage of adjusted revenue, as compared to 19.0% in 2018.

Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“We are pleased with our strong finish to 2019. The rapid transformation we made as an organization over the past few years and in particular 2019 has put us in an excellent position to accelerate profitable growth and advance outcomes around the world in 2020 and beyond,” said Prahlad Singh, president and chief executive officer of PerkinElmer.

Financial Overview by Reporting Segment for the Fourth Quarter and Full Year 2019

Discovery & Analytical Solutions

  Fourth quarter 2019 revenue was $496.5 million, as compared to $459.9 million for the fourth quarter of 2018. Reported revenue increased 8% and organic revenue increased 5% as compared to the fourth quarter of 2018. Full year 2019 revenue was $1.75 billion, as compared to $1.69 billion in 2018. Full year reported and organic revenue increased 3%.
  Fourth quarter 2019 operating income from continuing operations was $91.4 million, as compared to $81.2 million for the comparable prior period. Full year 2019 operating income was $238.3 million, as compared to $230.5 million in 2018.
  Fourth quarter 2019 adjusted operating income was $116.0 million, as compared to $92.7 million for the fourth quarter of 2018. Full year 2019 adjusted operating income was $338.0 million, as compared to $295.0 million in 2018.

Diagnostics

  Fourth quarter 2019 revenue was $309.0 million, as compared to $296.5 million for the fourth quarter of 2018. Reported revenue increased 4% and organic revenue increased 5% as compared to the fourth quarter of 2018. Full year 2019 revenue was $1.14 billion, as compared to $1.08 billion in 2018. Full year revenue increased 5% and organic revenue increased 7%.
  Fourth quarter 2019 operating income from continuing operations was $61.1 million, as compared to $48.6 million for the comparable prior period. Full year 2019 operating income was $189.3 million, as compared to $153.2 million in 2018.
  Fourth quarter 2019 adjusted operating income was $90.6 million, as compared to $85.8 million for the fourth quarter of 2018. Full year 2019 adjusted operating income was $316.0 million, as compared to $291.9 million in 2018.

Initiates Financial Guidance: Full-Year and First Quarter 2020

For the full year 2020, the Company forecasts GAAP revenue of $3.05 billion to $3.09 billion. GAAP earnings per share from continuing operations in a range of $2.89-$2.99 and, on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share of $4.50-$4.60.

For the first quarter of 2020, the Company forecasts GAAP revenue of $700 million. GAAP earnings per share from continuing operations of $0.33 and, on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share of $0.70.

Conference Call Information

The Company will discuss its fourth quarter and full year 2019 results and its outlook for business trends in a conference call on January 27, 2020 at 5:00 p.m. Eastern Time. To access the call, please dial (720) 405-2250 prior to the scheduled conference call time and provide the access code 6497348.

A live audio webcast of the call will be available on the Investors section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two-week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems, or cybercrime; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) the United Kingdom’s pending withdrawal from the European Union; (21) our ability to realize the full value of our intangible assets; (22) significant fluctuations in our stock price; (23) reduction or elimination of dividends on our common stock; and (24) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on innovating for a healthier world. The Company reported revenue of approximately $2.9 billion in 2019, has about 13,000 employees serving customers in more than 190 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018

Revenue	$805,496	$756,349	$2,883,673	$2,777,996

Cost of revenue	407,315	380,099	1,487,618	1,437,057
Selling, general and administrative expenses	210,737	210,539	815,318	811,913
Research and development expenses	47,636	51,970	189,336	193,998
Restructuring and other, net	1,560	(1,942)	29,428	11,144

Operating income from continuing operations	138,248	115,683	361,973	323,884

Interest income	(570)	(387)	(1,495)	(1,141)
Interest expense	14,421	16,231	63,627	66,976
Loss (gain) on disposition of businesses and assets, net	-	187	2,469	(12,844)
Debt extinguishment costs	32,070	-	32,541	-
Other (income) expense, net	27,031	20,223	27,689	13,210

Income from continuing operations, before income taxes	65,296	79,429	237,142	257,683

Provision for income taxes	747	8,107	9,389	20,208

Income from continuing operations	64,549	71,322	227,753	237,475

Loss on disposition of discontinued operations, before income taxes	-	-	-	(859)
Provision for (benefit from) income taxes on discontinued operations and dispositions	48	30	195	(1,311)

(Loss) gain from discontinued operations and dispositions	(48)	(30)	(195)	452

Net income	$64,501	$71,292	$227,558	$237,927

Diluted earnings per share:
Income from continuing operations	$0.58	$0.64	$2.04	$2.13

(Loss) gain from discontinued operations and dispositions	(0.00)	(0.00)	(0.00)	0.00

Net income	$0.58	$0.64	$2.04	$2.13

Weighted average diluted shares of common stock outstanding	111,625	111,609	111,501	111,534

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	0.58	0.64	2.04	2.13
Amortization of intangible assets	0.39	0.32	1.47	1.22
Debt extinguishment costs	0.29	-	0.29	-
Purchase accounting adjustments	0.07	0.05	0.24	0.31
Acquisition and divestiture-related costs	0.01	0.09	0.06	0.14
Change in fair value of financial securities	(0.03)	-	(0.03)	-
Acceleration of executive compensation	-	-	0.07	-
Significant litigation matters	0.01	0.00	0.02	0.05
Disposition of businesses and assets, net	-	0.00	0.02	(0.12)
Mark to market on postretirement benefits	0.28	0.19	0.28	0.19
Restructuring and other, net	0.01	(0.02)	0.26	0.10
Tax on above items	(0.25)	(0.12)	(0.65)	(0.40)
Impact of tax act	-	0.03	0.02	(0.02)
Adjusted EPS	1.35	1.18	4.10	3.61

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Twelve Months Ended
(In thousands, except percentages)		December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018

DAS	Reported revenue	$496,457	$459,892	$1,746,161	$1,693,211

	Reported operating income from continued operations	91,368	81,238	238,331	230,481
	OP%	18.4%	17.7%	13.6%	13.6%
	Amortization of intangible assets	15,793	11,553	52,898	46,120
	Purchase accounting adjustments	8,377	308	20,857	409
	Acquisition and divestiture-related costs	375	921	1,778	2,680
	Significant litigation matters	569	297	2,189	5,347
	Restructuring and other, net	(469)	(1,606)	21,958	9,960
	Adjusted operating income	116,013	92,711	338,011	294,997
	Adjusted OP%	23.4%	20.2%	19.4%	17.4%

Diagnostics	Reported revenue	309,039	296,457	1,137,512	1,084,785
	Purchase accounting adjustments	194	190	770	752
	Adjusted Revenue	309,233	296,647	1,138,282	1,085,537

	Reported operating income from continued operations	61,146	48,611	189,330	153,196
	OP%	19.8%	16.4%	16.6%	14.1%
	Amortization of intangible assets	27,335	23,703	111,429	89,815
	Purchase accounting adjustments	(369)	4,859	5,412	34,376
	Acquisition and divestiture-related costs	332	8,955	2,210	13,131
	Significant litigation matters	106	-	106	193
	Restructuring and other, net	2,029	(336)	7,470	1,184
	Adjusted operating income	90,579	85,792	315,957	291,895
	Adjusted OP%	29.3%	28.9%	27.8%	26.9%

Corporate	Reported operating loss	(14,266)	(14,166)	(65,688)	(59,793)
	Acceleration of executive compensation	-	-	7,721	-
	Adjusted operating loss	(14,266)	(14,166)	(57,967)	(59,793)

Continuing Operations	Reported revenue	$805,496	$756,349	$2,883,673	$2,777,996
	Purchase accounting adjustments	194	190	770	752
	Adjusted Revenue	805,690	756,539	2,884,443	2,778,748

	Reported operating income from continued operations	138,248	115,683	361,973	323,884
	OP%	17.2%	15.3%	12.6%	11.7%
	Amortization of intangible assets	43,128	35,256	164,327	135,935
	Purchase accounting adjustments	8,008	5,167	26,269	34,785
	Acquisition and divestiture-related costs	707	9,876	3,988	15,811
	Acceleration of executive compensation	-	-	7,721	-
	Significant litigation matters	675	297	2,295	5,540
	Restructuring and other, net	1,560	(1,942)	29,428	11,144
	Adjusted operating income	$192,326	$164,337	$596,001	$527,099
	Adjusted OP%	23.9%	21.7%	20.7%	19.0%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	December 29, 2019	December 30, 2018

Current assets:
Cash and cash equivalents	$191,877	$163,111
Accounts receivable, net	725,184	632,669
Inventories, net	356,937	338,347
Other current assets	100,523	100,507
Total current assets	1,374,521	1,234,634

Property, plant and equipment:
At cost	701,580	680,183
Accumulated depreciation	(383,357)	(361,593)
Property, plant and equipment, net	318,223	318,590

Operating lease right-of-use assets	167,276	-
Intangible assets, net	1,283,286	1,199,667
Goodwill	3,111,227	2,952,608
Other assets, net	290,032	270,023
Total assets	$6,544,565	$5,975,522

Current liabilities:
Current portion of long-term debt	$9,974	$14,856
Accounts payable	235,855	220,949
Short-term accrued restructuring and other	11,559	4,834
Accrued expenses and other current liabilities	509,333	528,827
Current liabilities of discontinued operations	2,112	2,165
Total current liabilities	768,833	771,631

Long-term debt	2,064,041	1,876,624
Long-term liabilities	751,468	742,312
Operating lease liabilities	146,399	-
Total liabilities	3,730,741	3,390,567

Total stockholders' equity	2,813,824	2,584,955
Total liabilities and stockholders' equity	$6,544,565	$5,975,522

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
	(In thousands)		(In thousands)

Operating activities:
Net income	$64,501	$71,292	$227,558	$237,927
Loss (gain) from discontinued operations and dispositions, net of income taxes	48	30	195	(452)
Income from continuing operations	64,549	71,322	227,753	237,475
Adjustments to reconcile income from continuing operations
to net cash provided by continuing operations:
Stock-based compensation	6,409	5,492	31,514	28,767
Restructuring and other, net	1,560	(1,942)	29,428	11,144
Depreciation and amortization	56,908	47,202	214,025	180,588
Pension and other postretirement expenses	26,107	11,915	26,107	11,915
Change in fair value of contingent consideration	(518)	3,835	3,881	14,639
Amortization of deferred debt financing costs and accretion of discounts	1,068	887	3,846	3,341
Loss (gain) on disposition of businesses and assets, net	-	187	2,469	(12,844)
Gain on sale of investments, net	-	-	-	(557)
Change in fair value of financial securities	(3,249)	-	(3,249)	-
Debt extinguishment costs	32,070	-	32,541	-
Amortization of acquired inventory revaluation	8,332	1,112	21,590	19,272
Deferred taxes	(52,678)	(51,103)	(52,678)	(51,103)
Contingencies and non-cash tax matters	(424)	(671)	(424)	(671)
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:
Accounts receivable, net	(78,498)	(81,842)	(100,630)	(94,512)
Inventories	38,761	11,129	(9,607)	(30,183)
Accounts payable	41,394	45,487	7,351	8,900
Accrued expenses and other	73,419	96,409	(70,448)	(14,933)
Net cash provided by operating activities of continuing operations	215,210	159,419	363,469	311,238
Net cash used in operating activities of discontinued operations	-	-	-	(200)
Net cash provided by operating activities	215,210	159,419	363,469	311,038

Investing activities:
Capital expenditures	(23,249)	(32,810)	(76,331)	(93,253)
Purchases of investments	(1,000)	(1,519)	(6,387)	(7,019)
Purchases of licenses	-	-	(5,000)	-
Proceeds from surrender of life insurance policies	-	-	-	72
Proceeds from disposition of businesses and assets	-	-	550	38,027
Payment of acquisitions, net of cash and cash equivalents acquired	(147,785)	(53,629)	(400,405)	(97,686)
Net cash used in investing activities of continuing operations	(172,034)	(87,958)	(487,573)	(159,859)
Net cash provided by investing activities of discontinued operations	-	-	-	-
Net cash used in investing activities	(172,034)	(87,958)	(487,573)	(159,859)

Financing Activities:
Payments on borrowings	(273,000)	(245,000)	(1,692,489)	(1,264,000)
Proceeds from borrowings	565,000	252,000	1,599,416	857,000
Payments of senior debt	(530,276)	-	(530,276)	-
Proceeds from sale of senior debt	-	-	847,195	369,340
Payments of debt financing costs	(1,854)	-	(9,879)	(2,634)
Settlement of cash flow hedges	307	(3,847)	(1,280)	(34,132)
Net payments on other credit facilities	(3,911)	(5,512)	(14,975)	(28,383)
Payments for acquisition-related contingent consideration	(1,742)	-	(29,942)	(12,800)
Proceeds from issuance of common stock under stock plans	2,169	5,348	19,732	24,833
Purchases of common stock	(112)	(52,471)	(6,313)	(57,445)
Dividends paid	(7,777)	(7,787)	(31,059)	(31,009)
Net cash (used in) provided by financing activities of continuing operations	(251,196)	(57,269)	150,130	(179,230)
Net cash used in financing activities of discontinued operations	-	-	-	-
Net cash (used in) provided by financing activities	(251,196)	(57,269)	150,130	(179,230)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	3,937	(594)	(447)	(8,004)

Net (decrease) increase in cash, cash equivalents, and restricted cash	(204,083)	13,598	25,579	(36,055)
Cash, cash equivalents, and restricted cash at beginning of period	395,977	152,717	166,315	202,370
Cash, cash equivalents, and restricted cash at end of period	$191,894	$166,315	$191,894	$166,315

Supplemental disclosure of cash flow information:
Reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total shown in the consolidated statements of cash flows:
Cash and cash equivalents	$191,877	$163,111	191,877	$163,111
Restricted cash included in other current assets	17	3,204	17	3,204
Total cash, cash equivalents and restricted cash	$191,894	$166,315	$191,894	$166,315

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	December 29, 2019		December 30, 2018

Adjusted revenue:
Revenue	$805.5		$756.3
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$805.7		$756.5

Adjusted gross margin:
Gross margin	$398.2	49.4%	$376.3	49.7%
Amortization of intangible assets	15.8	2.0%	11.4	1.5%
Purchase accounting adjustments	8.5	1.1%	1.3	0.2%
Adjusted gross margin	$422.5	52.4%	$389.0	51.4%

Adjusted SG&A:
SG&A	$210.7	26.2%	$210.5	27.8%
Amortization of intangible assets	(27.4)	-3.4%	(19.8)	-2.6%
Purchase accounting adjustments	0.5	0.1%	(3.9)	-0.5%
Acquisition and divestiture-related expenses	(0.7)	-0.1%	(9.9)	-1.3%
Significant litigation matters	(0.7)	-0.1%	(0.3)	0.0%
Adjusted SG&A	$182.5	22.7%	$176.7	23.4%

Adjusted R&D:
R&D	$47.6	5.9%	$52.0	6.9%
Amortization of intangible assets	-	0.0%	(4.1)	-0.5%
Adjusted R&D	$47.6	5.9%	$47.9	6.3%

Adjusted operating income:
Operating income	$138.2	17.2%	$115.7	15.3%
Amortization of intangible assets	43.1	5.4%	35.3	4.7%
Purchase accounting adjustments	8.0	1.0%	5.2	0.7%
Acquisition and divestiture-related expenses	0.7	0.1%	9.9	1.3%
Significant litigation matters	0.7	0.1%	0.3	0.0%
Restructuring and other, net	1.6	0.2%	(1.9)	-0.3%
Adjusted operating income	$192.3	23.9%	$164.3	21.7%

	PKI
	Three Months Ended
	December 29, 2019		December 30, 2018

Adjusted EPS:
GAAP EPS	$0.58		$0.64
Discontinued operations, net of income taxes	(0.00)		(0.00)
GAAP EPS from continuing operations	0.58		0.64
Amortization of intangible assets	0.39		0.32
Debt extinguishment costs	0.29		-
Purchase accounting adjustments	0.07		0.05
Acquisition and divestiture-related expenses	0.01		0.09
Change in fair value of financial securities	(0.03)		-
Significant litigation matters	0.01		0.00
Disposition of businesses and assets, net	-		0.00
Mark to market on postretirement benefits	0.28		0.19
Restructuring and other, net	0.01		(0.02)
Tax on above items	(0.25)		(0.12)
Impact of tax act	-		0.03
Adjusted EPS	$1.35		$1.18

	DAS
	Three Months Ended
	December 29, 2019		December 30, 2018

Revenue	$496.5		$459.9

Adjusted operating income:
Operating income	$91.4	18.4%	$81.2	17.7%
Amortization of intangible assets	15.8	3.2%	11.6	2.5%
Purchase accounting adjustments	8.4	1.7%	0.3	0.1%
Acquisition and divestiture-related expenses	0.4	0.1%	0.9	0.2%
Significant litigation matters	0.6	0.1%	0.3	0.1%
Restructuring and other, net	(0.5)	-0.1%	(1.6)	-0.3%
Adjusted operating income	$116.0	23.4%	$92.7	20.2%

	Diagnostics
	Three Months Ended
	December 29, 2019		December 30, 2018

Adjusted revenue:
Revenue	$309.0		$296.5
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$309.2		$296.6

Adjusted operating income:
Operating income	$61.1	19.8%	$48.6	16.4%
Amortization of intangible assets	27.3	8.8%	23.7	8.0%
Purchase accounting adjustments	(0.4)	-0.1%	4.9	1.6%
Acquisition and divestiture-related expenses	0.3	0.1%	9.0	3.0%
Significant litigation matters	0.1	0.0%	-	0.0%
Restructuring and other, net	2.0	0.7%	(0.3)	-0.1%
Adjusted operating income	$90.6	29.3%	$85.8	28.9%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Twelve Months Ended
	December 29, 2019		December 30, 2018

Adjusted revenue:
Revenue	$2,883.7		$2,778.0
Purchase accounting adjustments	0.8		0.8
Adjusted revenue	$2,884.4		$2,778.7

Adjusted gross margin:
Gross margin	$1,396.1	48.4%	$1,340.9	48.3%
Amortization of intangible assets	61.4	2.1%	46.2	1.7%
Purchase accounting adjustments	22.4	0.8%	20.1	0.7%
Adjusted gross margin	$1,479.8	51.3%	$1,407.2	50.6%

Adjusted SG&A:
SG&A	$815.3	28.3%	$811.9	29.2%
Amortization of intangible assets	(103.0)	-3.6%	(81.8)	-2.9%
Purchase accounting adjustments	(3.9)	-0.1%	(14.7)	-0.5%
Acquisition and divestiture-related expenses	(4.0)	-0.1%	(15.8)	-0.6%
Acceleration of executive compensation	(7.7)	-0.3%	-	0.0%
Significant litigation matters	(2.3)	-0.1%	(5.5)	-0.2%
Adjusted SG&A	$694.5	24.1%	$694.1	25.0%

Adjusted R&D:
R&D	$189.3	6.6%	$194.0	7.0%
Amortization of intangible assets	-	0.0%	(7.9)	-0.3%
Adjusted R&D	$189.3	6.6%	$186.1	6.7%

Adjusted operating income:
Operating income	$362.0	12.6%	$323.9	11.7%
Amortization of intangible assets	164.3	5.7%	135.9	4.9%
Purchase accounting adjustments	26.3	0.9%	34.8	1.3%
Acquisition and divestiture-related expenses	4.0	0.1%	15.8	0.6%
Acceleration of executive compensation	7.7	0.3%	-	0.0%
Significant litigation matters	2.3	0.1%	5.5	0.2%
Restructuring and other, net	29.4	1.0%	11.1	0.4%
Adjusted operating income	$596.0	20.7%	$527.1	19.0%

	PKI
	Twelve Months Ended
	December 29, 2019		December 30, 2018

Adjusted EPS:
GAAP EPS	$2.04		$2.13
Discontinued operations	(0.00)		0.00
GAAP EPS from continuing operations	2.04		2.13
Amortization of intangible assets	1.47		1.22
Debt extinguishment costs	0.29		-
Purchase accounting adjustments	0.24		0.31
Significant litigation matters	0.02		0.05
Acquisition and divestiture-related expenses	0.06		0.14
Change in fair value of financial securities	(0.03)		-
Acceleration of executive compensation	0.07		-
Loss (gain) on disposition of businesses and assets, net	0.02		(0.12)
Mark to market on postretirement benefits	0.28		0.19
Restructuring and other, net	0.26		0.10
Tax on above items	(0.65)		(0.40)
Impact of tax act	0.02		(0.02)
Adjusted EPS	$4.10		$3.61

	PKI
	Three Months Ended		Twelve Months Ended
	April 5, 2020		January 3, 2021
Adjusted EPS:	Projected		Projected
GAAP EPS from continuing operations	$0.33		$2.89 - $2.99
Amortization of intangible assets	0.43		1.69
Purchase accounting adjustments	0.02		0.05
Mark to market on postretirement benefits	-		0.24
Restructuring and other, net	0.03		0.14
Tax on above items	(0.11)		(0.51)
Adjusted EPS	$0.70		$4.50 - $4.60

	DAS
	Twelve Months Ended
	December 29, 2019		December 30, 2018

Revenue	$1,746.2		$1,693.2

Adjusted operating income:
Operating income	$238.3	13.6%	$230.5	13.6%
Amortization of intangible assets	52.9	3.0%	46.1	2.7%
Purchase accounting adjustments	20.9	1.2%	0.4	0.0%
Acquisition and divestiture-related expenses	1.8	0.1%	2.7	0.2%
Significant litigation matters	2.2	0.1%	5.3	0.3%
Restructuring and other, net	22.0	1.3%	10.0	0.6%
Adjusted operating income	$338.0	19.4%	$295.0	17.4%

	Diagnostics
	Twelve Months Ended
	December 29, 2019		December 30, 2018

Adjusted revenue:
Revenue	$1,137.5		$1,084.8
Purchase accounting adjustments	0.8		0.8
Adjusted revenue	$1,138.3		$1,085.5

Adjusted operating income:
Operating income	$189.3	16.6%	$153.2	14.1%
Amortization of intangible assets	111.4	9.8%	89.8	8.3%
Purchase accounting adjustments	5.4	0.5%	34.4	3.2%
Acquisition and divestiture-related expenses	2.2	0.2%	13.1	1.2%
Significant litigation matters	0.1	0.0%	0.2	0.0%
Restructuring and other, net	7.5	0.7%	1.2	0.1%
Adjusted operating income	$316.0	27.8%	$291.9	26.9%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Three Months Ended
December 29, 2019
Organic revenue growth:
Reported revenue growth	6%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	2%
Organic revenue growth	5%

DAS
Three Months Ended
December 29, 2019
Organic revenue growth:
Reported revenue growth	8%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	4%
Organic revenue growth	5%

Diagnostics
Three Months Ended
December 29, 2019
Organic revenue growth:
Reported revenue growth	4%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth	5%

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Twelve Months Ended
December 29, 2019
Organic revenue growth:
Reported revenue growth	4%
Less: effect of foreign exchange rates	-2%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	1%
Organic revenue growth	5%

DAS
Twelve Months Ended
December 29, 2019
Organic revenue growth:
Reported revenue growth	3%
Less: effect of foreign exchange rates	-2%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	2%
Organic revenue growth	3%

Diagnostics
Twelve Months Ended
December 29, 2019
Organic revenue growth:
Reported revenue growth	5%
Less: effect of foreign exchange rates	-3%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth	7%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Three Months Ended
April 5, 2020
Organic revenue growth:	Projected
Reported revenue growth	8%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	3%
Organic revenue growth	6%

PKI
Twelve Months Ended
January 3, 2021
Organic revenue growth:	Projected
Reported revenue growth	6% - 7%
Less: effect of foreign exchange rates	-0.5%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	1%
Organic revenue growth	5% - 6%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and including acquisitions growth from the comparable prior period, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We also exclude the impact of sales from divested businesses by deducting the effects of divested business revenue from the current and prior periods. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets and inventory fair value adjustments related to business acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and significant environmental charges. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets and purchase accounting adjustments. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted net interest and other expense” to refer to GAAP net interest and other expense, excluding adjustments for mark-to-market accounting on post-retirement benefits, changes in the value of financial securities and debt extinguishment costs.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters, significant environmental charges, and restructuring and other charges. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets— purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Debt extinguishment costs—we incur costs and income related to the extinguishment of debt; including make-whole payments to debt holders, accelerated amortization of debt fees and discounts, and expense or income from hedges to lock in make whole payments. We exclude the impact of these items from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, interest expense, foreign exchange gains and losses, significant acquisition integration expenses and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Acceleration of executive compensation—the announced retirement of a senior executive resulted in an acceleration of compensation expense. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and other charges—restructuring and other charges consist of employee severance, other exit costs as well as the cost of terminating certain lease agreements or contracts as well as costs associated with relocating facilities. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters—we incur expenses related to significant litigation matters. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incur expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period—we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.
  Impact of significant tax events – we exclude the impact of significant tax events, such as the Tax Cuts and Jobs Act of 2017. Management does not believe the impact of significant tax events accurately reflects the performance of our ongoing operations for the periods in which the impact of such events were recorded.
  Changes in value of financial securities—we exclude the impact of changes in the value of financial securities. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, debt extinguishment costs, other costs related to business acquisitions and divestitures, acceleration of executive compensation, significant litigation matters, significant environmental charges, changes in the fair value of financial securities, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and other charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Contacts

Investor Relations:
PerkinElmer, Inc.
Bryan Kipp (781) 663-5583
bryan.kipp@perkinelmer.com

Media Contact:
PerkinElmer, Inc.
Fara Goldberg (781) 663-5699
fara.goldberg@perkinelmer.com